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                                                                    EXHIBIT 23.6

                     CONSENT OF J.P. MORGAN SECURITIES INC.

    We hereby consent to the use of our opinion letter dated November 5, 1995 to the Board of Directors of First Bank System, Inc. (the "Company"), included as an appendix to the Joint Proxy Statement/Prospectus, which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company's subsidiary, Eleven Acquisition Corp., with and into First Interstate Bancorp, and to the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          J.P. MORGAN SECURITIES INC.
                                          By: /s/ D.T. IGNACIO JAYANTI_______
                                             Name: D.T. Ignacio Jayanti
                                             Title: Vice President

November 20, 1995